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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2002

SEALED AIR CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-12139 (Commission File Number)	65-0654331 (I.R.S. Employer Identification No.)
Park 80 East Saddle Brook, New Jersey (Address of Principal Executive Offices)	07663-5291 (Zip Code)

201-791-7600
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

        Item 9. Regulation FD Disclosure.

          Sealed Air Corporation issued the following press release on December 16, 2002:

SEALED AIR ANNOUNCES EARNINGS GUIDANCE

        SADDLE BROOK, N.J., Monday, December 16, 2002—Sealed Air Corporation (NYSE:SEE) announced at an investor conference today that earnings per share for 2003 are anticipated to be in the range of $2.40 to $2.45 per share after giving effect to the recently announced settlement of asbestos-related litigation and assuming a continued recovery in the global economy.

Business

        Sealed Air Corporation is a leading global manufacturer of a wide range of food, protective and specialty packaging materials and systems, including such widely recognized brands as Bubble Wrap® air cellular cushioning, Jiffy® protective mailers and Cryovac® food packaging products. For more information about Sealed Air Corporation, please visit the Company's website at www.sealedair.com.

Forward-Looking Statements

        Certain statements made by the Company in this press release may be forward-looking statements. These statements include comments as to future events and trends affecting the Company's business, which are based upon management's current expectations and are necessarily subject to risks and uncertainties, many of which are outside the control of the Company. Forward-looking statements can be identified by such words as "expects," "intends," "plans," "estimates" and similar expressions. Actual results may differ materially from these expectations due to a number of factors, including changes in economic, political, business and market conditions in the geographic areas in which the Company conducts business, factors affecting customers, raw material costs, acts of war or terrorism and successful negotiation and implementation of a definitive settlement agreement and legal proceedings, including those related to W. R. Grace & Co. A more extensive list and description of other factors can be found under the heading "Forward-Looking Statements" in Management's Discussion and Analysis of Results of Operations and Financial Condition, which appears in the Company's most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, and in the Company's other publicly available filings with the Securities and Exchange Commission.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SEALED AIR CORPORATION
By:	/s/ Jeffrey S. Warren Name: Jeffrey S. Warren Title: Controller

Dated: December 16, 2002

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SEALED AIR ANNOUNCES EARNINGS GUIDANCE
SIGNATURE